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                                                                   EXHIBIT 10.36

                      AMERICAN COIN MERCHANDISING, INC.

                                 AMENDMENT TO

                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                           ADOPTED ON JULY 17, 1995

                           APPROVED BY STOCKHOLDERS
                               ON JULY 17, 1995

Effective October 1, 1997, the Board of Directors of American Coin Merchandising, Inc. (the "Company") adopted an amendment to the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan") so that paragraph 3 of the Plan was amended and restated to read as follows:

"3.     SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate One Hundred Thousand (100,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan."



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